As filed with the Securities and Exchange Commission on December 5, 2014

Registration No. 333-183003

333-134061

333-123609

333-123607

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-183003

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-134061

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-123609

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-123607

UNDER THE SECURITIES ACT OF 1933

Symmetry Medical Inc.

(Exact name of registrant as specified in its charter)

Delaware	5-1996126
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3724 North State Road 15, Warsaw, Indiana 46582

(Address of Principal Executive Offices)

Symmetry Medical Inc. Amendment No. 3 to the Amended and Restated 2004 Equity Incentive Plan

Symmetry Medical Inc. UK Share Incentive Plan 2006

Symmetry Medical Inc. Amended and Restated 2004 Equity Incentive Plan

Symmetry Medical Inc. 2003 Stock Option Plan

Symmetry Medical Inc. 2002 Stock Option Plan

Symmetry Medical Inc. 401(k) Plan

(Full title of the plan)

William Dow

Chief Executive Officer

Symmetry Medical Inc.

3724 North State Road 15

Warsaw, Indiana 46582

Telephone: (574) 268-2252

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Craig Adas
Weil, Gotshal & Manges LLP
201 Redwood Shores Parkway
 Redwood Shores, CA 94065-1134
 (650) 802-3020

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company:

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF UNSOLD SECURITIES

These post-effective amendments filed by Symmetry Medical Inc., a Delaware corporation (the “Registrant”), hereby amend the following registration statements (each, a “Registration Statement”, and collectively, the “Registration Statements”) to deregister any securities registered pursuant to the Registration Statements and remaining unsold:

•	Registration Statement on Form S-8 (No. 333-183003), pertaining to the registration of an aggregate of 1,710,000 shares of common stock, $0.0001 par value (the “Shares”), issuable under the Registrant’s Amendment No. 3 to the Amended and Restated 2004 Equity Incentive Plan, which was filed with the Securities and Exchange Commission (the “Commission”) on August 1, 2012.

•	Registration Statement on Form S-8 (No. 333-134061), pertaining to the registration of an aggregate of 300,000 Shares, issuable under the Registrant’s UK Share Incentive Plan 2006, which was filed with the Commission on May 12, 2006.

•	Registration Statement on Form S-8 (No. 333-123609), pertaining to the registration of an aggregate of 2,504,288 Shares, issuable under the Registrant’s Amended and Restated 2004 Equity Incentive Plan, 2003 Stock Option Plan and 2002 Stock Option Plan, which was filed the Commission on March 28, 2005.

•	Registration Statement on Form S-8 (No. 333-123607), pertaining to the registration of an aggregate of 300,000 Shares, issuable under the Registrant’s 401(k) Plan, which was filed with the Commission on March 28, 2005.

Pursuant to that certain Agreement and Plan of Merger, dated as of August 4, 2014, by and among the Registrant, TecoStar Holdings, Inc., a Delaware corporation, Tecomet Inc., a Massachusetts corporation (Tecomet”), and TecoSym Inc., a Delaware corporation (“Merger Sub”), Merger Sub merged with and into the Registrant with the Registrant continuing as the surviving corporation and a wholly-owned subsidiary of Tecomet.  The Merger became effective on December 5, 2014.

In connection with the closing of the Merger, the offerings pursuant to the Registration Statements have been terminated. In accordance with undertakings made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offerings, the Registrant hereby removes from registration the securities registered but not sold under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warsaw, State of Indiana, on December 8, 2014.

SYMMETRY MEDICAL INC.

By:	/s/ William Dow
William Dow Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William Dow		December 8, 2014
William Dow	Chief Executive Officer (Principal Executive Officer)

/s/ John Connolly		December 8, 2014
John Connolly	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Robert S. Rutledge		December 8, 2014
Robert S. Rutledge	President, Treasurer and Director

/s/ David J. Golde		December 8, 2014
David J. Golde	Vice President, Secretary and Director